Exhibit 99.2

Lexington Realty Trust ANNOUNCES COMMENCEMENT OF CASH TENDER OFFERS FOR UP TO $300.0 MILLION OF ITS 4.25% Senior Notes due 2023 AND 4.40% Senior Notes due 2024

NEW YORK, August 14, 2020 -- Lexington Realty Trust (NYSE: LXP) (“Lexington”), a real estate investment trust (REIT) focused on single-tenant industrial real estate investments, today announced that it is commencing cash tender offers (the “Tender Offers”) to purchase up to $300.0 million combined aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 4.25% Senior Notes due 2023 (the “2023 Notes”) and 4.40% Senior Notes due 2024 (together with the 2023 Notes, the “Notes”) pursuant to the terms and conditions set forth in the Offer to Purchase, dated August 14, 2020 (the “Offer to Purchase”). Notes accepted for purchase on any Settlement Date (as defined in the Offer to Purchase) will be accepted in accordance with their Acceptance Priority Levels (with 1 being the higher Acceptance Priority Level) set forth in the table below and on the cover page of the Offer to Purchase, provided that Lexington will only accept for purchase an aggregate principal amount of Notes up to the Maximum Tender Amount.

The Offer to Purchase sets forth a complete description of the terms and conditions of the Tender Offers. Holders of Notes (“Holders”) are urged to read the Offer to Purchase and Letter of Transmittal carefully before making any decision with respect to the Tender Offers.

The following table summarizes terms material to the determination of the consideration to be received in the Tender Offers:

				Dollars per $1,000 Principal Amount of Notes
CUSIP Number	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration(1)	Early Tender Premium	Total Tender Offer Consideration (1)(2)
529043 AC5	4.25% Senior Notes due 2023	$250,000,000	1	$1,041.25	$30.00	$1,071.25
529043AD3	4.40% Senior Notes due 2024	$250,000,000	2	$1,063.75	$30.00	$1,093.75

(1)	Excludes accrued and unpaid interest, which will also be paid.
(2)	Includes Early Tender Premium.

The Tender Offers will expire at 11:59 p.m., New York City time, at the end of the day on September 11, 2020, unless extended with respect to either or both series of Notes (such date and time, as the same may be extended, the “Expiration Time”) or earlier terminated by Lexington.

Holders who validly tender and do not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on August 27, 2020, unless the Tender Offers are extended with respect to either or both series of Notes (such date and time, as the same may be extended, the “Early Tender Time”) or earlier terminated by Lexington, will be eligible to receive the applicable Total Tender Offer Consideration (as defined in the Offer to Purchase), which includes the applicable Early Tender Premium as set forth in the table above. The applicable total consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be equal to the Tender Offer Consideration plus the Early Tender Premium for such series as set forth in the table above and on the cover page of the Offer to Purchase. Holders of Notes who validly tender and do not withdraw their Notes after the Early Tender Time and at or prior to the Expiration Time will be eligible to receive only the applicable Tender Offer Consideration, which is equal to the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium.

Holders may withdraw their tenders at any time at or prior to 5:00 p.m., New York City time on August 27, 2020, unless extended.

For Notes tendered at or prior to the Early Tender Time, not subsequently validly withdrawn and accepted for purchase, Lexington has the option for settlement to occur on the Early Settlement Date (as defined in the Offer to Purchase), which is expected to be August 31, 2020, the second business day following the Early Tender Time. Settlement for Notes tendered after the Early Tender Time, but at or prior to the Expiration Time, is expected to occur on September 15, 2020, the second business day following the Expiration Time, unless extended.

In addition, all Notes accepted for purchase will be entitled to receipt of accrued and unpaid interest in respect of such Notes from the last interest payment date to, but excluding, the applicable settlement date.

Subject to the Maximum Tender Amount, the application of the Acceptance Priority Levels and the other terms and conditions described in the Offer to Purchase, Lexington intends to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time. However, if the Tender Offers are fully subscribed as of the Early Tender Time, Holders who validly tender their Notes after the Early Tender Time will not have any of their Notes accepted for purchase. Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to the other Notes tendered after the Early Tender Time even if such Notes tendered after the Early Tender Time have a higher Acceptance Priority Level than the Notes tendered at or prior to the Early Tender Time. As a result, each Holder who validly tenders Notes pursuant to the Tender Offers may have a portion of its Notes returned to it, and the amount of Notes returned will depend on the level of participation of Holders in the Tender Offers. The Tender Offers may be subject to proration if the aggregate principal amount of Notes that is validly tendered is greater than the Maximum Tender Amount.

Consummation of the Tender Offers and payment for the tendered Notes is subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the condition that Lexington has completed a public offering of a series of its unsecured senior debt securities that closes no later than the Expiration Time (the “Public Offering”) on terms and subject to conditions reasonably satisfactory to Lexington (the “Financing Condition”), as well as other customary conditions. Subject to applicable law, Lexington has reserved the absolute right, in its sole discretion, to at any time (i) waive any and all conditions to either or both of the Tender Offers, including without limitation the Financing Condition, (ii) extend, terminate or withdraw either or both of the Tender Offers, (iii) increase or waive the Maximum Tender Amount or (iv) otherwise amend either or both of the Tender Offers in any respect.

Wells Fargo Securities, LLC is acting as dealer manager for the Tender Offers. The tender and information agent for the Tender Offers is D.F. King & Co., Inc.

Requests for documentation for the Tender Offers should be directed to D.F. King & Co., Inc. at (800) 591-6309 (U.S. toll-free), (212) 269-5550 (banks and brokers) or by email at lxp@dfking.com. Questions regarding the Tender Offers should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free), (704) 410-4759 (collect) or by email at liabilitymanagement@wellsfargo.com.

This news release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Tender Offers are made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The Public Offering is only being made by means of a preliminary prospectus supplement and accompanying prospectus, on the terms and subject to the conditions set forth in those materials, each filed with the Securities and Exchange Commission (the “SEC”). The Tender Offers and the Public Offering are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In any jurisdiction in which the securities or “blue sky” laws require offers to be made by a licensed broker or dealer, any offer will be deemed to be made on behalf of Lexington by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. None of Lexington, the dealer manager or the tender and information agent makes any recommendations as to whether Holders should tender their Notes pursuant to the Tender Offers.

About Lexington Realty Trust

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions, development projects and other transactions, including acquisitions.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties and other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events.

Contact:
Investor or Media Inquiries for Lexington Realty Trust:
Beth Boulerice, Chief Financial Officer
Lexington Realty Trust
Phone: (212) 692-7200

E-mail: bboulerice@lxp.com

Source: Lexington Realty Trust